Exhibit 23.1
                                                                    ------------


                         Consent of Independent Auditors
                         -------------------------------



The Board of Directors
Polaroid Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-3 dated the date hereof and the Registration Statement on Form S-3
(File No. 333-0791), as amended as of the date hereof, of Polaroid Corporation of our report dated January 27, 1998, relating to the consolidated balance sheets of Polaroid Corporation and subsidiary companies as of December 31, 1997 and 1996, and the related consolidated statements of earnings, cash flows, and changes in common stockholders' equity, and related schedules for each of the years in the three-year period ended December 31, 1997, which report appears in the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 of Polaroid Corporation and to the reference to our firm under the heading "Experts" in the Prospectus.

Our report refers to a change in 1997 in the method of accounting for depreciation.


/s/ KPMG PEAT MARWICK LLP

Boston, Massachusetts
November 20, 1998